UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 24, 2011
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of	(Commission File)	(IRS Employer
incorporation)	Number)	Identification No.)
222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement
     GATX Corporation (“GATX”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein (collectively, the “Underwriters”), dated May 24, 2011, pursuant to which GATX agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $250 million in aggregate principal amount of 4.850% Senior Notes due 2021 (the “Notes”), as described in the prospectus supplement dated May 24, 2011 filed pursuant to GATX’s shelf registration statement on Form S-3, Registration No. 333-168879 (the “Registration Statement”).
     The Notes will be issued under the Indenture dated as of February 6, 2008 between GATX and U.S. Bank National Association as trustee, and an officers’ certificate providing for the issuance of the Notes. The Underwriters are expected to deliver the Notes against payment on May 27, 2011.
     A copy of the underwriting agreement and other documents relating to this transaction are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01

ITEM 9.01	Financial Statements and Exhibits
     (d) Exhibits.
1.1	Underwriting Agreement, dated May 24, 2011, between GATX and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

5.1	Opinion of Mayer Brown LLP as to the validity of the securities being offered.

23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION (Registrant)

/s/ Robert C. Lyons Robert C. Lyons
Senior Vice President, Chief
Financial Officer
(Duly Authorized Officer)
Date: May 25, 2011